EXHIBIT 10.6.1

AMENDMENT TO LEASE

                This Amendment to Lease is made this 20th day of November, 1997, by and between BIOJECT, INC. (hereinafter “Tenant #1”), OREGON AIR REPRESENTATIVES, INC. (hereinafter “Tenant #2”), and BRIDGEPORT WOODS BUSINESS PARK LLC (hereinafter “Landlord”).

                WHEREAS, the parties hereto have entered into a Lease Agreement dated September 10, 1996 (hereinafter “Lease #1”) affecting Bioject, Inc. and a Lease Agreement dated August 27, 1997 (hereinafter “Lease #2”) affecting Oregon Air Representatives, Inc., for space in Building 1 of Bridgeport Woods Business Park (hereinafter referred to as “Premises #1 and Premises #2”);

                AND, WHEREAS, the parties are desirous of entering into certain agreements modifying the provisions of Lease #1 and Lease #2.

                NOW, THEREFORE, in consideration of the Agreements herein set forth and contained, the parties agree as follows, to wit:

1.             Effective January 1, 1998, Premises #1 shall be decreased by 2,083 square feet, resulting in a new Premises #1 of 21,786 square feet, and Premises #2 shall be increased by 2,083 square feet, resulting in a new Premises #2 of 6,874 square feet, as shown on Exhibit A-1 attached hereto.

2.             The term of the leases shall remain unchanged:  Lease #1 terminating September 30, 2002 and Lease #2 terminating September 30, 2002.

3.             Effective January 1, 1998, Tenant #1’s pro rata share of building operating expenses will decrease from 35.40% to 32.31%, decreasing Tenant #1’s current monthly payment from $4,058.00 to $3,703.00.  Tenant #2’s pro rata share of building operating expenses will increase from 7.11% to 10.20%, increasing Tenant #2’s current monthly payment from $815.00 to $1,169.00.  (Building operating expenses are subject to adjustment in accordance with paragraphs 4, 7, and 13 of the leases).

4.             Effective January 1, 1998, Tenant #1’s payment for monthly base rent will decrease by $1,416.00, from $16,230.00 to $14,814.00;  Tenant #2’s payment for monthly base rent will increase by $1,416.00, from $3,130.00 to $4,546.00.

5.             Effective April 1, 2000, Tenant #1’s payment for monthly base rent will decrease by $1,521.00, from $17,425.00 to $15,904.00;  Tenant #2’s payment for monthly base rent will increase by $1,521.00, from $3,365.00 to $4,886.00.

6.             Completion of the tenant improvements necessary to prepare the subject space for inclusion into Premises #2 will be completed by Oregon Air Representatives, Inc. at their cost and expense.  This work will be performed with a minimum of disruption to either Tenant’s ongoing daily business and in accordance with the applicable provisions of the leases relating to alterations (paragraph 8) and tenant improvements (paragraph 29).  Effective December 3, 1997, Tenant #2 and its contractors will have access to the subject space in order to make the necessary tenant improvements.

7.             Additional provisions of the agreement between Tenant #1 and Tenant #2 are:

a.   Tenant #1 will continue to have the water supply and disposal for its Clean Room hooked up with the plumbing in the restroom of the subject space.

b.   Tenant #1 will remove the roof exhaust fan from the machine shop.  Tenant #2 will repair the vacated roof opening, at its cost and expense, in a manner acceptable to Landlord.

c.   Tenant #1 will remove all furniture and office equipment from the subject space, with the exception of attachments to the premises, such as wall cabinets, sinks, etc.

d.   Tenant #2 will be responsible for making all tenant improvements, including the reworking of the HVAC system and electrical systems so as to meter and control those utilities by, and for the benefit and expense of, Tenant #2.

e.   Tenant #2 will remove and make available to Tenant #1 one set of the double doors that are presently installed in the subject space.  Tenant #2 will fill in the demising wall with building standard materials where the double doors are to be removed.  During the process of removing the double doors and reconstructing the wall, Tenant #2 will take extra care to close off the opening with plastic shrouding in order to prevent particulate contamination to Tenant #1’s production area.

8.             Except as expressly modified above, all other terms and conditions of Lease #1 and Lease #2 shall remain in full force and effect and are hereby ratified and confirmed.  Time is of the essence.

                IN WITNESS WHEREOF, the parties have executed this Amendment to Lease as of the dates set forth below.

TENANT #1:	TENANT #2:
BIOJECT, INC.	OREGON AIR
an Oregon corporation	REPRESENTATIVES, INC.
an Oregon corporation
By:	By:
Its:	Its:
Date:	Date:

LANDLORD:
BRIDGEPORT WOODS BUSINESS PARK LLC
By:
Its:
Date:

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